SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                      ----------------------------------


                                   FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                 CORPORATE HIGH YIELD FUND III, INC.
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            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                Maryland                              Applied For
  ----------------------------------      ----------------------------------
  (STATE    OF    INCORPORATION    OR     (IRS EMPLOYER IDENTIFICATION NO.)
  ORGANIZATION)


  Corporate High Yield Fund III, Inc.                            08536
  800 Scudders Mill Road                                    ----------------
  Plainsboro, New Jersey                                       (ZIP CODE)
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  (ADDRESS  OF  PRINCIPAL   EXECUTIVE
  OFFICES)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

  TITLE OF EACH CLASS TO BE               NAME OF EACH EXCHANGE ON WHICH
  SO REGISTERED                           EACH CLASS IS TO BE REGISTERED
  -------------------------               ------------------------------

  Common Stock, par value                 New York Stock Exchange
  $.10 per share


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of Capital Stock" in the Registrant's preliminary prospectus dated December 9, 1997 forming a part of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (No. 333-40419) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on January 27, 1998, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     (I)  The following exhibits have been filed with the Commission:

          (1)  Form of Certificate for Common Stock.*

          (2) Portions of the Articles of Incorporation and the By-Laws of the Registrant defining the rights of holders of Shares of Common Stock**

    (II) The following exhibits are to be filed with the New York Stock Exchange only:

          (1)  Not applicable.
          (2)  Not applicable.
          (3)  Not applicable.
          (4)  (a) Articles of Incorporation of the Registrant.
               (b) By-Laws of the Registrant.
          (5)  Specimen Certificate for Common Stock
          (6)  Not applicable.

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*    Incorporated  by reference  to  Exhibit  (d)(2)  to  the    Registration
     Statement.

**   Incorporated  by  reference  to  Exhibit  (d)(1)  to  the   Registration
     Statement.




                                  SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              CORPORATE HIGH YIELD FUND III, INC.
                              (Registrant)



                              By: /s/ Bradley J. Lucido
                                 --------------------------
                                   Authorized Officer

January 30, 1998